Exhibit 10.11

METHODE ELECTRONICS, INC.

FORM AMENDMENT TO

ANNUAL BONUS PERFORMANCE GRANT

AWARD AGREEMENT

(FISCAL 2024)

This Amendment, effective as of July 25, 2024 (the “Amendment”), is entered into by and between Methode Electronics, Inc., a Delaware corporation (the “Company”), and ____________________ (“Grantee”).

WHEREAS, the Company and Grantee previously entered into that certain Annual Bonus Performance Grant Award Agreement, effective as of July 5, 2023 (the “Award Agreement”);

WHEREAS, the Performance Period designated under the Award Agreement has been completed and the level of attainment for the Performance Goals has been determined;

WHEREAS, the Company and Grantee have agreed to convert the cash payment that would have been made pursuant to the Award Agreement into an award of Restricted Stock Units pursuant to the terms of the Methode Electronics, Inc. 2022 Omnibus Incentive Plan (the “Plan”), which shall become vested on March 7, 2025; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company and Grantee have agreed to amend the Award Agreement in a manner consistent with the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

(a)
Section 2 of the Award Agreement is hereby amended in its entirety to be and read as follows:

2. Grant.

(a)
The Company hereby grants to Grantee an annual bonus Performance Grant with an initial cash value in the amount determined based upon the Performance Goals set forth on Exhibit A hereto (the “Award”). For each Performance Goal that the Committee determines has been achieved, the Company will determine a cash amount as set forth on Exhibit A hereto corresponding thereto, with the accumulated amount referred to as the “Cash Value”.

(b)
Effective July 25, 2024, the Cash Value amount determined pursuant to Exhibit A shall be converted into an award of Restricted Stock Units issued pursuant to the Plan. The number of Restricted Stock Units shall be determined by dividing the Cash Value amount by the closing price of the Company’s stock on July 25, 2024, rounded up to the next full share.

(c)
The Restricted Stock Unit award will be issued pursuant to the Plan and governed by a separate Restricted Stock Unit Award Agreement, a form of which is attached hereto (the “Restricted Stock Unit Award Agreement”). Grantee will be required to sign and return a copy of the Restricted Stock Unit Award Agreement to the Company. The Restricted Stock Unit Award Agreement will provide that the Restricted Stock Unit award will vest on March 7, 2025, assuming continuous employment by Grantee through the vest date.

(b)
This Amendment is to be read and construed with the Award Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Award Agreement shall remain in full force and effect.

(c)
All terms not herein defined shall have the meaning ascribed to them in the Award Agreement.

(d)
Except as amended by this Amendment, the terms and conditions of the Award Agreement are confirmed, approved and ratified, and the Award Agreement, as amended by this Amendment, shall continue in full force and effect.

(e)
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment or have caused this Amendment to be duly executed and delivered on their behalf.

METHODE ELECTRONICS, INC.

By:

Bruce K. Crowther

Chair, Compensation Committee

The undersigned hereby accepts, and agrees to, all terms and provisions of this Amendment to Award Agreement and the Plan as they pertain hereto.

GRANTEE

____________________________________

Name: ____________________

Date: July , 2024

ATTACHMENT

FORM RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Award Agreement”), effective as of July ___, 2024 (the “Award Date”), is entered into by and between Methode Electronics, Inc., a Delaware corporation (the “Company”) and _____________ (the “Grantee”).

WHEREAS, the Company desires to encourage Grantee to continue to work for the benefit of the Company in a manner that will benefit all Company stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, the Company agrees to award to Grantee Restricted Stock Units (“RSUs”) under the Methode Electronics, Inc. 2022 Omnibus Incentive Plan (the “Plan”) on the terms and conditions set forth herein and in the Plan.

1.
General. This Award Agreement and the RSUs awarded herein are subject to all of the provisions of the Plan applicable to such RSUs. Unless the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and that Grantee has read the Plan and fully understands its content. In the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

2.
Grant. The Company hereby grants to Grantee a total of [______] RSUs (the “RSUs”), subject to the restrictions set forth in Section 3 hereof and the Plan.

3.
Restrictions.
(a)
None of the RSUs may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of.

(b)
Except as provided below, any RSUs that are not vested shall be forfeited to the Company immediately upon termination of Grantee’s employment with the Company and all of its Affiliates.

(c)
Any RSUs that are not vested may be forfeited to the Company in accordance with Section 9 of this Award Agreement.

4.
Payment for RSUs. The Company will pay one share of Common Stock to Grantee for each vested Restricted Stock Unit on or before March 14, 2025.

5.
Rights as Stockholder. Grantee shall have no rights as a stockholder with respect to any RSUs. Grantee will only have stockholder rights after shares of Common Stock are issued to Grantee in settlement of the Award.

6.
Vesting. The RSUs granted hereunder will vest in full on March 7, 2025 (the “Vesting Date”), provided Grantee continues to be employed by the Company (or an Affiliate thereof) until such date.

7.
Effect of Termination of Employment in Connection with Death, Disability, Retirement, or Involuntary Termination of Employment Without Cause. Notwithstanding Section 6 above, if Grantee’s employment with the Company and its Subsidiaries and Affiliates is terminated due to Disability as defined in the Plan, death, Retirement, or involuntary termination without Cause prior to the Vesting Date, then all of the unvested RSUs will become immediately vested and payable as soon as reasonably possible. For purposes of this provision, the term “Retirement” means termination of employment after Grantee’s sixty-fifth birthday or, with the prior consent of the Compensation Committee, after Grantee’s fifty-fifth birthday.

8.
Change of Control. In the event of a Change of Control, all unvested RSUs will become immediately vested and non-forfeitable and payable as of the date of the Change of Control.

9.
Forfeiture. If Grantee’s employment is terminated for Cause, as such term is defined in the Plan, then the unvested RSUs shall be forfeited to the Company effective as of the date on which Grantee entered into such activity, unless terminated sooner by operation of another term or condition of this Award Agreement or the Plan.

10.
Additional Delivery. On or before March 14, 2025, the Company shall pay to Grantee a dividend equivalent equal to the aggregate per share cash dividends with respect to all cash dividend record dates that fall between the Award Date and the Vesting Date multiplied by the number of RSUs that vest as of such Vesting Date (without interest). The Company may withhold from any payment that it is required to make under this Award Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state, local or foreign law due in connection with this Award or the payment described in this Section. No dividends shall be paid to Grantee with respect to any Restricted Stock Unit that does not vest and is forfeited by Grantee.

11.
Construction. This Award Agreement is subject to the terms of the Plan and shall be construed in accordance therewith. All capitalized and undefined terms herein are subject to the definitions contained in the Plan. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court of the Eastern Division of the Northern District of Illinois and Grantee consents to the jurisdiction and venue of those courts.

12.
Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

13.
Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.

14.
Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of Grantee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of Grantee.

15.
Withholding. Grantee agrees, as a condition of this grant, to make acceptable arrangements to pay any withholding or other taxes or deductions that may be due or may arise as a result of the vesting of the RSUs or other payments under this Award Agreement. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment or other deduction is required relating to the vesting of shares or other payments arising from this grant, the Company shall have the right to require such amounts or deductions from Grantee, or withhold such amounts or deductions from other payments due Grantee from the Company or any Affiliate.

16.
Dispute Resolution. The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Award Agreement or its breach or interpretation (each, a “Dispute”). For purposes of this negotiation, the Company shall be represented by one or more of its independent directors appointed by the Board of Directors. If the parties are unable to resolve the Dispute by direct negotiation within 30 days after written notice by one party to the other of the Dispute, the Dispute shall be settled by submission by either party of the Dispute to binding arbitration in Chicago, Illinois (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the American Arbitration Association's National Rules for the Resolution of Employment Disputes then in effect. The arbitrator will be an attorney licensed to practice law in the State of Illinois. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Except as set forth below, each party shall pay: the fees of their or its attorneys; the expenses of their or its witnesses; and all other expenses connected with presenting their or its case. Except as set forth below, the costs of the arbitration, including the cost of any record or transcripts of the arbitration hearing, administrative fees, the fees of the arbitrator, and all other fees and costs shall be borne equally by the parties. In the event of a Dispute following or in connection with a Change of Control, the Company shall pay the fees of the arbitrator as well as the cost of any record or transcripts of the arbitration hearing and other administrative fees and costs. In all Disputes, the arbitrator will have discretion to make an award of fees, costs and expenses to the prevailing party.

17.
Section 409A Compliance. It is the intention of the Company and Grantee that the RSUs and other benefits awarded under this Award Agreement shall either be exempt from, or comply with, Section 409A of the Code and its implementing regulations (“Section 409A”) and shall be interpreted in a manner consistent with this intent. Notwithstanding anything to the contrary contained herein, a termination of Grantee’s employment shall not be deemed to have occurred for purposes of making any payments under this Award Agreement unless such termination gives rise to a “Separation from Service” (within the meaning of Section 409A, a “Separation from Service”) and references to “termination of employment” shall mean Separation from Service. In the event that the Company or Grantee reasonably determines that any award under this Award Agreement fails to comply with Section 409A, the Company and Grantee shall work together to adopt such amendments to this Award Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective to the extent allowable by applicable laws), or take any other commercially reasonable actions necessary or appropriate to comply with the requirements of Section 409A. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to Grantee. Grantee shall be solely responsible for the tax consequences with respect to all amounts payable under this Award Agreement, and in no event shall the Company have any responsibility or liability if this Award Agreement does not meet any applicable requirements of Section 409A.
18.
No Retention Rights. Nothing herein contained shall confer on Grantee any right with respect to continuation of employment or services by the Company or its Subsidiaries or Affiliates, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the employment or service of Grantee.

19.
No Guarantee of Future Awards. The grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants, even if RSUs have previously been granted.

20.
Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.
Entire Agreement and Clawback Policy. This Award Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Award Agreement. This Award Agreement and the RSUs granted hereunder are subject to the Plan and the terms of any Change in Control Agreement between the Company and Grantee, as the same may be amended from time to time, if any. Additionally, this Award Agreement and the Awards granted hereunder are subject to the terms of the Company’s Incentive Compensation Recovery Policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Dodd Frank Wall Street Reform and Consumer Protection Act. In addition, the Company shall recover from Grantee any Award recoverable under Section 304 of the Sarbanes-Oxley Act of 2002.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company by one of its duly authorized representatives has executed this Award Agreement as of the day and year first above written.

METHODE ELECTRONICS, INC.

By:

Bruce K. Crowther

Its: Chair, Compensation Committee

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company. IF A COPY OF THIS AWARD AGREEMENT EXECUTED BY GRANTEE HAS NOT BEEN RECEIVED BY THE COMPANY NO LATER THAN THIRTY (30) DAYS AFTER THE AWARD DATE, THE RESTRICTED STOCK UNITS GRANTED UNDER THIS AWARD AGREEMENT SHALL BE CANCELLED.

BY SIGNING BELOW, YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND ARE FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, INCLUDING THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT AND FULLY UNDERSTAND ALL PROVISIONS OF THIS AWARD AGREEMENT. FINALLY, YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement and the Plan as they pertain hereto.

GRANTEE

____________________________________